UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 9, 2026

Date of Report (date of earliest event reported)

DROPBOX, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

50 Hawthorne Street

San Francisco, California 94105

(Address of principal executive offices)

(415) 930-7766

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 9, 2026, Dropbox, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers (the “Initial Purchasers”), to issue and sell $1.1 billion aggregate principal amount of 1.25% Convertible Senior Notes due 2031 (the “Base Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchasers an option to purchase, during a 13-day period beginning on, and including, the date on which the Notes were first issued, up to an additional $150.0 million aggregate principal amount of the Notes on the same terms and conditions (the “Additional Notes” and together with the Base Notes, the “Notes”). On November 10, 2026, the Initial Purchasers exercised their option to purchase Additional Notes in full. The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

Convertible Notes and the Indenture

On November 12, 2026, the Company entered into an Indenture relating to the issuance of the Notes (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 1.25% per year payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2027. The Notes will mature on December 1, 2031, unless earlier converted, redeemed or repurchased.

The initial conversion rate for the Notes is 24.5549 shares of the Company’s Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of approximately $40.73 per share). The conversion rate for the Notes will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) or a notice of redemption, the Company will, in certain circumstances, increase the conversion rate of the Notes by a number of additional shares for a holder that elects to convert all or a portion of its Notes in connection with such make-whole fundamental change or who elects to convert the Notes that are subject to the notice of redemption.

Prior to the close of business on the business day immediately preceding September 1, 2031, the Notes will be convertible at the option of the holder only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2027 (and only during such calendar quarter), if the last reported sale price of the Class A Common Stock for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which, for each trading day of that period, the trading price per $1,000 principal amount of the Notes for such trading day was less than 98% of the product of the last reported sale price of the Class A Common Stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls any or all of the Notes for redemption, such Notes called for redemption may be converted at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate transactions. On or after September 1, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or a portion of their Notes regardless of the foregoing conditions. Upon conversion, the Notes will be settled in cash up to the aggregate principal amount of the Notes to be converted, and the Company will pay or deliver, as the case may be, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

Except in the case of a cleanup redemption (as defined below), the Company may not redeem the Notes prior to December 5, 2029. The Company may redeem for cash all or any part of the Notes, at its option, on or after December 5, 2029, if the last reported sale price of its Class A Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. In addition, subject to certain conditions, the Company may redeem for cash all, but not less than all, of the Notes at any time if the aggregate principal amount of the Notes that remains outstanding at such time is less than $100.0 million (a “cleanup redemption”). The redemption price for any optional redemption or cleanup redemption will be equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, holders of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s general unsecured obligations and will rank senior in right of payment to any existing and future indebtedness that is contractually subordinated to the Notes; rank equal in right of payment with the Company’s existing and future senior unsecured indebtedness that is not so subordinated; effectively rank junior in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all indebtedness and other liabilities (including trade payables) of subsidiaries of the Company.

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal on the Notes when due and payable at the stated maturity, upon any redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days;

(4) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(5) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the Notes and the default continues for a period of three business days;

(6) failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture, for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

(7) default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such default is not cured or waived, such acceleration is not rescinded or such indebtedness is not paid or discharged, as the case may be, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; and

(8) certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of, and accrued and unpaid interest on, the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the Notes, if any, will be due and payable immediately.

The net proceeds from the sale of the Notes were approximately $1,230 million, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company. The Company used (1) approximately $117.1 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds of the warrant transactions described below), and (2) approximately $175.0 million of the net proceeds from the offering to purchase approximately 5.4 million shares of its Class A Common Stock in privately negotiated transactions entered into concurrently with the pricing of the offering effected through one of the Initial Purchasers of the Notes or its affiliate, acting as the Company’s agent. The Company intends to use the remaining net proceeds from the offering, together with cash on hand, for the repayment of at least $750.0 million aggregate principal amount of outstanding borrowings under its term loan facility and for other general corporate purposes.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 1.25% Convertible Senior Note due 2031, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge Transactions

On November 9, 2026, in connection with the pricing of the Notes, and on November 10, 2026, in connection with the Initial Purchasers’ exercise of their option to purchase the Additional Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with respect to the Company’s Class A Common Stock, with each of Bank of Montreal through its agent, BMO Capital Markets Corp., BNP Paribas, Goldman Sachs & Co. LLC, Royal Bank of Canada through its agent, RBC Capital Markets, LLC, The Toronto-Dominion Bank through its agent, TD Securities (USA) LLC and Wells Fargo Bank, National Association, (collectively, the “Counterparties”). The Company paid an aggregate amount of $312 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions collectively cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 30.7 million shares of Class A Common Stock, the same number of shares underlying the Notes, at a strike price that initially corresponds to the initial conversion price of the Notes and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity date of the Notes.

The Convertible Note Hedge Transactions are expected generally to offset the potential dilution to the Class A Common Stock upon conversion of the Notes and/or reduce any cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, in the event that the market price per share of the Class A Common Stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the applicable strike price of those Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by reference to the copies of the forms of confirmation for the Convertible Note Hedge Transactions attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on November 9, 2026 and November 10, 2026, the Company separately entered into privately negotiated warrant transactions, whereby the Company sold to the Counterparties warrants expiring in 2032 (the “Warrants”) to acquire, subject to anti-dilution adjustments, an aggregate of approximately 30.7 million shares of the Class A Common Stock at an initial strike price of approximately $57.02 per share, which represents a premium of 75.0% over the last reported sale price of the Class A Common Stock of $32.58 on November 9, 2026. The Company expects to receive aggregate proceeds of approximately $194.9 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market price per share of the Class A Common Stock, as measured under the terms of the Warrants, exceeds the strike price of the Warrants, the Warrants could have a dilutive effect, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

The foregoing description of the Warrants is qualified in its entirety by reference to the copies of the forms of confirmation for the Warrants attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

Launch Press Release

On November 9, 2026, the Company issued a press release announcing its intention to offer $1.0 billion aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Upsize and Pricing Press Release

On November 9, 2026, the Company issued a press release announcing the upsize and pricing of its offering of $1.1 billion aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated November 12, 2026, between the Registrant and U.S. Bank Trust Company, N.A.
4.2	Form of 1.25% Convertible Senior Note due 2031 (included in Exhibit 4.1).
10.1	Form of Convertible Note Hedge Confirmation.
10.2	Form of Warrant Confirmation.
99.1	Press Release, dated November 9, 2026.
99.2	Press Release, dated November 9, 2026.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dropbox, Inc.

Date: November 12, 2026	By:	/s/ Ross Tennenbaum
Ross Tennenbaum Chief Financial Officer